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                                                                    EXHIBIT 3.1


                        CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        GLOBAL PREFERRED HOLDINGS, INC.

                                   ---------

                   Pursuant to the provisions of Section 242

                       of the General Corporation Law of

                             the State of Delaware

                                   ---------

         Global Preferred Holdings, Inc. (the "Corporation"), a corporation organized and validly existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

                  (a) The name of the Corporation is Global Preferred Holdings, Inc. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on March 9, 1995; amended by the Certificate of Amendment to the Certificate of Incorporation, filed on March 4, 1998; amended by the Certificate of Amendment to the Certificate of Incorporation, filed on July 19, 1999; modified by the Certificate of Designation of Series A Preferred Stock filed on August 25, 1999; modified by the Certificate of Designation of the Series A Preferred Stock filed on June 30, 2000; and amended by the Certificate of Amendment to the Certificate of Incorporation filed on August 15, 2001 (collectively, the "Certificate of Incorporation").

                  (b) The Certificate of Amendment to the Certificate of Incorporation, dated July 19, 1999 ("Amended Certificate"), authorized a class of stock designated as preferred stock, comprising 10,000,000 shares, par value $2.00 per share, and provided that such preferred stock may be issued from time to time in one or more series, and vests authority in the Board of Directors of the Corporation, within the limitations and restrictions stated in Article 4 of the Amended Certificate, to fix or alter the voting powers, designations, preferences and relative participating, optional or other special rights, rights and terms of redemption, the redemption price or prices and the liquidation preferences of any series of preferred stock within the limitations set forth in the Delaware General Corporation Law. As of the date hereof, there are no issued and outstanding shares of preferred stock. The Corporation does hereby cancel any previous rights, preferences or designations for the preferred stock.

                  (c) The Certificate of Incorporation is hereby amended by deleting in its entirety the first paragraph of Article 4 of the Certificate of Incorporation in its present form and substituting in lieu thereof a new first paragraph of Article 4 in the following form:

                  "4.      The total number of shares of capital stock which
         the Corporation shall have authority to issue is Seventeen Million (17,000,000) shares, of which Fifteen Million (15,000,000) shares shall be Common Stock, par value $0.001, and Two Million (2,000,000) shares will be Preferred Stock, par value $0.001 per share."

                  (d) This amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by the Corporation's Board of Directors by resolution thereof and by the stockholders at an annual meeting thereof in accordance with the provisions of Sections 141, 222, and 242 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the
Corporation, has executed this Certificate of Amendment this 24th day of June, 2003.


                                GLOBAL PREFERRED HOLDINGS, INC.



                                By: /s/ Bradley E. Barks
                                   --------------------------------------------
                                   Bradley E. Barks
                                   Chief Financial Officer


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